Exhibit 99.1

T2 Biosystems Announces Third Quarter 2020 Financial Results

Total revenues increase by 213% on record high quarterly product sales

LEXINGTON, Mass., November 4, 2020 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced financial results for the third quarter ended September 30, 2020.

Recent Highlights

•	Achieved record quarterly revenue of $5.2 million, including product revenue of $3.8 million, representing growth of 213% and 219% respectively, compared to the prior year period

•	Sold record 32 T2Dx® Instruments in the third quarter, including 28 instruments in the U.S., an increase of 167% compared to the prior year period

•	Increased T2Bacteria® and T2Candida® Panel revenue by 70% and 38% respectively, compared to the prior year, demonstrating significant growth in the sepsis portfolio

•	Received Emergency Use Authorization (EUA) for the T2SARS-CoV-2® Panel molecular diagnostic test run on the FDA-cleared T2Dx Instrument to detect the virus responsible for COVID-19

•	Completed all milestones in the base phase of the product development contract awarded by BARDA, leading to the subsequent exercise of the first contract option valued at $10.5 million

•	Received New Technology Add-on Payment (NTAP) extension for the T2Bacteria Panel from the U.S. Centers for Medicare & Medicaid Services (CMS) for fiscal year 2021

“The third quarter was transformational for T2 Biosystems as we continue our growth as a commercially driven, customer-focused company. We achieved record sales during the quarter, grew our U.S. installed base of T2Dx Instruments by nearly 70 percent, saw strong demand at U.S. hospitals for our COVID-19 diagnostic test, and have commitments from new customers to adopt our products that have positioned us for long-term success,” stated John Sperzel, President and CEO of T2 Biosystems. “We remain committed to our three corporate priorities – accelerating sales, improving operations, and advancing our pipeline – and look to build on our momentum during the fourth quarter of 2020.”

Third Quarter 2020 Financial Results

Total revenue for the third quarter of 2020 was $5.2 million, an increase of 213% compared to the prior year period. Product revenue for the third quarter of 2020 was $3.8 million, an increase of 219% compared to the prior year period, driven by increased test panel and instrument sales. Research and contribution revenue for the third quarter of 2020 was $1.5 million, an increase of 198% compared to the prior year period, driven by increased activity under the BARDA contract.

Costs and operating expenses for the third quarter of 2020 were $15.9 million, an increase of $1.9 million compared to the prior year period, driven by increased cost of product revenue from increased sales and offset by lower research and development and selling, general and administrative expenses.

Net loss for the third quarter of 2020 was $11.3 million or a loss of $0.08 per share, compared to a net loss of $14.2 million or a loss of $0.31 per share in the prior year period.

Total cash, cash equivalents, current and long-term marketable securities, and restricted cash were $61.8 million as of September 30, 2020.

2020 Financial Outlook

The Company has increased its expectation of full year 2020 total revenue to be between $19.0 million to $20.0 million, including product revenue between $13.0 million to $14.0 million and research and contribution revenue of approximately $6.0 million. In the U.S., a minimum of 60 T2Dx Instrument are expected to be sold in the second half of 2020.

Fourth Quarter 2020 Financial Outlook

The Company expects fourth quarter 2020 total revenue to be between $8.7 million to $9.7 million, including product revenue between $7.2 million to $8.2 million and research and contribution revenue of approximately $1.5 million. In the U.S., a minimum 32 T2Dx Instruments are expected to be sold in the fourth quarter of 2020.

Webcast and Conference Call Information

T2’s management team will host a conference call today, November 4, 2020, beginning at 4:30pm ET. Investors interested in listening to the call may do so by dialing 877-407-9208 for domestic callers or 1-201-493-6784 for International callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2Resistance™ Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Cauris™ Panel, and T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, , as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. Furthermore, statements contained in this document relating to the recent global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission, or SEC, on March 16, 2020, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$19,059	$11,033
Marketable securities	21,990	—
Accounts receivable	3,860	2,825
Inventories	3,569	3,599
Prepaid expenses and other current assets	2,969	1,438

Total current assets	51,447	18,895
Property and equipment, net	3,585	5,845
Operating lease right-of-use assets	1,729	3,360
Restricted cash	551	180
Marketable securities	20,186	—
Other assets	133	206

Total assets	$77,631	$28,486

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Notes payable	$—	$42,902
Accounts payable	2,407	3,753
Accrued expenses and other current liabilities	7,654	11,207
Derivative liability	—	2,425
Deferred revenue	290	285

Total current liabilities	10,351	60,572
Notes payable, net of current portion	44,612	—
Operating lease liabilities, net of current portion	479	1,873
Deferred revenue, net of current portion	300	46
Derivative liability	1,235	—
Other liabilities	3,080	—
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 147,954,385 and 50,651,535 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	147	51
Additional paid-in capital	430,529	342,121
Accumulated other comprehensive loss	(36)	—
Accumulated deficit	(413,066)	(376,177)
Total stockholders’ equity (deficit)	17,574	(34,005)

Total liabilities and stockholders’ equity (deficit)	$77,631	$28,486

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$3,757	$1,177	$5,843	$3,765
Research revenue	—	56	11	269
Contribution revenue	1,488	444	4,488	1,232
Total revenue	5,245	1,677	10,342	5,266
Costs and expenses:
Cost of product revenue	6,833	3,944	13,804	13,153
Research and development	3,965	4,098	12,883	12,047
Selling, general and administrative	5,083	5,981	16,691	19,756

Total costs and expenses	15,881	14,023	43,378	44,956
Loss from operations	(10,636)	(12,346)	(33,036)	(39,690)
Interest expense, net	(646)	(1,876)	(3,906)	(5,658)
Other income, net	27	51	53	383

Net loss	$(11,255)	$(14,171)	$(36,889)	$(44,965)

Net loss per share — basic and diluted	$(0.08)	$(0.31)	$(0.33)	$(1.01)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	147,793,891	45,413,215	112,371,006	44,711,463

Other comprehensive loss:
Net loss	$(11,255)	$(14,171)	$(36,889)	$(44,965)
Net unrealized gain (loss) on marketable securities	(36)	—	(36)	—

Comprehensive loss	$(11,291)	$(14,171)	$(36,925)	$(44,965)